January 2015 Preliminary Terms No. 214 Registration Statement No. 333-190038 Dated December 16, 2014 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the PLUS will pay no interest and do not guarantee any return of principal at maturity.  If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket level is less than the initial basket level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final basket level is less than the initial basket level.  Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero.  The PLUS are for investors who seek exposure to a basket of two indices and four exchange-traded funds as specified below and who are willing to risk their principal and forgo current income in exchange for the leverage feature, which applies to a limited range of positive performances of the basket.  Investors may lose their entire initial investment in the PLUS. The PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC, and any payment on the PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC, and is not guaranteed by any third party. See “Risk Factors — Credit of issuer” in this document.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Basket:	Basket component	Bloomberg ticker symbol	Initial basket component value	Weighting
S&P 500® Index (the “SPX Index”)*	SPX	40.00%
EURO STOXX 50® Index (the “SX5E Index”)*	SX5E	12.00%
iShares® Russell 2000 ETF (the “IWM Fund”)**	IWM	$12.00%
WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”)**	DXJ	$12.00%
Technology Select Sector SPDR® Fund (the “XLK Fund”)**	XLK	$12.00%
Energy Select Sector SPDR® Fund (the “XLE Fund”)**	XLE	$12.00%

* We refer to the SPX Index and SX5E Index each individually as an “index basket component” and together as “index basket components.”
** We refer to the IWM Fund, DXJ Fund, XLK Fund and XLE Fund each individually as a “fund basket component” and together as “fund basket components.”

Aggregate principal amount:	$
Stated principal amount:	$10 per PLUS
Initial issue price:	$10 per PLUS (see “Commissions and initial issue price” below)
Pricing date: †	January , 2015 (expected to price on or about January 2, 2015)
Original issue date:†	January , 2015 (3 business days after the pricing date)
Valuation date:†	February 3, 2016, subject to postponement
Maturity date:†	February 8, 2016, subject to postponement
Interest:	None
Payment at maturity (per PLUS):
•    If the final basket level is greater than the initial basket level:
    the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity
•    If the final basket level is less than or equal to the initial basket level:
    $10 × basket performance factor
This amount will be less than or equal to the stated principal amount of $10 and could be zero.  Investors may lose their entire initial investment in the PLUS.  Any payment on the PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC, and is not guaranteed by any third party.

Maximum payment at maturity:	At least $11.23 per PLUS (at least 112.30% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Leveraged upside payment:	$10 × leverage factor × basket return
Leverage factor:	300%
Basket return:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per PLUS	$10	$10	$0.175(2) $0.05(3)	$9.775
Total	$	$	$	$
(1)
Our estimated value of the PLUS on the pricing date, based on our internal pricing models, is expected to be between $9.600 and $9.682 per PLUS.  The estimated value is expected to be less than the initial issue price of the PLUS.  See “Additional Information Regarding Our Estimated Value of the PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.175 for each PLUS they sell.  See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each PLUS.
One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the PLUS and hold such PLUS for investment for a period of at least 30 days.  Accordingly, the total principal amount of the PLUS may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of PLUS available for secondary trading and, therefore, could adversely affect the price of the PLUS in the secondary market. Circumstances may occur in which our interest or those of our affiliates could be in conflict with your interests.
Investing in the PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 11 of this document and on page S-6 of the prospectus supplement.  You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.
The notes will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Index Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Terms continued from previous page:
Initial basket level:	Set equal to 100 on the pricing date
Final basket level:	The basket closing level on the valuation date
Basket closing level:
The basket closing level on the valuation date will be calculated as follows:
100 × [1 + the aggregate sum, for all basket components, of (component return of each such basket component × weighting of such basket component)]

Component return:	The component return of each basket component will equal: (final basket component value – initial basket component value) / initial basket component value
Initial basket component value:
The initial basket component value of each basket component will equal the closing level or closing price, as applicable, of such basket component on the pricing date.  The initial basket component value of each basket component will be set forth under “Basket—Initial basket component value” above.

Final basket component value:	The final basket component value of each basket component will equal the closing level or closing price, as applicable, of such basket component on the valuation date.
CUSIP/ISIN:	06742Y220 / US06742Y2202
Closing level:
The closing level of an index basket component on any scheduled trading day will be the closing level of that index basket component as published at the regular weekday close of trading on that scheduled trading day as displayed on the Bloomberg Professional® service (“Bloomberg”) page as set forth under “Basket—Bloomberg ticker symbol” above with respect to that index basket component or any successor page on Bloomberg Professional® service or any successor service, as applicable.  In certain circumstances, the closing level of an index basket component will be based on the alternate calculation of that index basket component as described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Closing price:
The closing price of a fund basket component on any scheduled trading day will be the official closing price per share of that fund basket component as published at the regular weekday close of trading on that trading day as displayed on the Bloomberg page as set forth under “Basket—Bloomberg ticker symbol” with respect to that fund basket component or any successor service, as applicable. In certain circumstances, the closing price of a fund basket component will be based on the alternate calculation of that fund basket component as described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” on page S-92 of the accompanying prospectus supplement.

Listing:	We do not intend to list the PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†
Expected. In the event that we make any change to the pricing date or the original issue date, the valuation date and/or the maturity date may be changed so that the stated term of the PLUS remains the same.  In addition, the maturity date and valuation date are subject to postponement.  See “Additional Information about the PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the PLUS—Additional provisions—Postponement of valuation date” and “Additional Information about the PLUS—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

Additional Terms of the PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the PLUS are a part.  This document, together with the documents listed below, contains the terms of the PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement as the PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•           Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•           Prospectus supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•           Index supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the PLUS on the pricing date is expected to be less than the initial issue price of the PLUS.  The difference between the initial issue price of the PLUS and our estimated value of the PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the PLUS and other costs in connection with the PLUS that we will no longer expect to incur over the term of the PLUS.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the PLUS and any agreement we may have with the distributors of the PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 11 of this document.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

You may revoke your offer to purchase the PLUS at any time prior to the pricing date.  We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their pricing date.  In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities
Principal at Risk Securities
The PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final basket level is less than the initial basket level, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 13 months
Leverage factor:	300%
Maximum payment at maturity:	At least $11.23 per PLUS (at least 112.30% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket weighting:	40% for the SPX Index, 12% for the SX5E Index, 12% for the IWM Fund, 12% for the DXJ Fund, 12% for the XLK Fund and 12% for the XLE Fund
Interest:	None

Key Investment Rationale
The PLUS offer leveraged exposure to any positive performance of the basket, subject to a maximum payment at maturity of at least $11.23 per PLUS (at least 112.30% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  In exchange for enhanced performance of 300% of any appreciation of the basket, investors forgo performance above the maximum payment at maturity and are exposed to the risk of loss of some or all of their investment at maturity.  If the final basket level is greater than the initial basket level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket at maturity, subject to the maximum payment at maturity.  However, if the final basket level is less than the initial basket level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final basket level is less than the initial basket level.  Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero.  Investors may lose their entire initial investment in the PLUS.

Leveraged Performance
The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket, subject to the maximum payment at maturity.

Upside Scenario
The final basket level is greater than the initial basket level.  In this case, at maturity, the PLUS pay the stated principal amount of $10 plus 300% of the basket return, subject to the maximum payment at maturity of at least $11.23 per PLUS (at least 112.30% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Par Scenario	If the final basket level is equal to the initial basket level, at maturity investors will receive the stated principal amount of $10 per PLUS.
Downside Scenario
The final basket level is less than the initial basket level.  In this case, at maturity, the PLUS pay less than the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final basket level from the initial basket level.  For example, if the final basket level is 55% less than the initial basket level, the PLUS will pay $4.50 per PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  There is no minimum payment at maturity on the PLUS. Accordingly, investors could lose their entire investment in the PLUS.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$11.23 per PLUS (112.30% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.

PLUS Payoff Diagram

How it works
▪
Upside Scenario. If the final basket level is greater than the initial basket level, at maturity investors will receive the $10 stated principal amount plus 300% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity.  Under the hypothetical terms of the PLUS, investors will realize the maximum payment at maturity at a final basket level of 104.10% of the initial basket level.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 9% return, or $10.90 per PLUS.
▪	If the basket appreciates by 30%, investors would receive only the hypothetical maximum payment at maturity of $11.23 per PLUS, or 112.30% of the stated principal amount.
▪	Par Scenario. If the final basket level is equal to the initial basket level, at maturity investors will receive the stated principal amount of $10 per PLUS.
▪
Downside Scenario.  If the final basket level is less than the initial basket level, at maturity investors will receive an amount that is less than the $10 stated principal amount by an amount based on a 1% loss of principal for each 1% decline in the basket.  This amount will be less than the stated principal amount per PLUS. Investors may lose their entire initial investment in the PLUS.

▪	For example, if the basket depreciates 50%, investors would lose 50% of their principal and receive only $5.00 per PLUS at maturity, or 50% of the stated principal amount.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

What Is the Total Return on the PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the PLUS.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00.  The table and examples set forth below assume a hypothetical maximum payment at maturity of $11.23 (112.30% of the stated principal amount) and reflect the leverage factor of 300% and the initial basket level of 100.  The actual maximum payment at maturity will be determined on the pricing date.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the PLUS.

Final basket level	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on PLUS
150.00	50.00%	N/A	$11.23	12.30%
140.00	40.00%	N/A	$11.23	12.30%
130.00	30.00%	N/A	$11.23	12.30%
120.00	20.00%	N/A	$11.23	12.30%
110.00	10.00%	N/A	$11.23	12.30%
105.00	5.00%	N/A	$11.23	12.30%
104.10	4.10%	N/A	$11.23	12.30%
102.50	2.50%	N/A	$10.75	7.50%
100.00	0.00%	100.00%	$10.00	0.00%
95.00	-5.00%	95.00%	$9.50	-5.00%
90.00	-10.00%	90.00%	$9.00	-10.00%
80.00	-20.00%	80.00%	$8.00	-20.00%
70.00	-30.00%	70.00%	$7.00	-30.00%
60.00	-40.00%	60.00%	$6.00	-40.00%
50.00	-50.00%	50.00%	$5.00	-50.00%
40.00	-60.00%	40.00%	$4.00	-60.00%
30.00	-70.00%	30.00%	$3.00	-70.00%
20.00	-80.00%	20.00%	$2.00	-80.00%
10.00	-90.00%	10.00%	$1.00	-90.00%
0.00	-100.00%	0.00%	$0.00	-100.00%

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and the total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial basket component values of 100 and $100, as applicable, and the hypothetical maximum payment at maturity of $11.23.  Hypothetical initial basket component values of 100 and $100 have been chosen for illustrative purposes only and may not represent a likely actual initial basket component value for any basket component.  Please see “Basket Overview” below for recent actual values of the basket components.  The actual maximum payment at maturity and initial basket component values will be determined on the pricing date.

Example 1: The level of the basket increases from an initial basket level of 100.00 to a final basket level of 130.00.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100.00	150.00	50.00%	40.00%
SX5E Index	100.00	120.00	20.00%	12.00%
IWM Fund	$100.00	$115.00	15.00%	12.00%
DXJ Fund	$100.00	$125.00	25.00%	12.00%
XLK Fund	$100.00	$110.00	10.00%	12.00%
XLE Fund	$100.00	$113.34	13.34%	12.00%

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(50.00% × 40.00%) + (20.00% × 12.00%) + (15.00% × 12.00%) + (25.00% × 12.00%) + (10.00% × 12.00%) + (13.34% × 12.00%)]) = 130.00

Therefore, the final basket level is 130.00.

Step 2:  Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.23

First, calculate the basket return:

Basket return = (final basket level – initial basket level) / initial basket level = (130.00 – 100.00) / 100.00 = 30.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 300% × 30.00%) = $9.00

Because $10 plus the leveraged upside payment of $9.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $11.23 per PLUS, representing a 12.30% total return on the PLUS.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

Example 2: The level of the basket increases from an initial basket level of 100.00 to a final basket level of 102.50

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100.00	101.00	1.00%	40.00%
SX5E Index	100.00	102.50	2.50%	12.00%
IWM Fund	$100.00	$103.00	3.00%	12.00%
DXJ Fund	$100.00	$103.00	3.00%	12.00%
XLK Fund	$100.00	$104.00	4.00%	12.00%
XLE Fund	$100.00	$105.00	5.00%	12.00%

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(1.00% × 40.00%) + (2.50% × 12.00%) + (3.00% × 12.00%) + (3.00% × 12.00%) + (4.00% × 12.00%) + (5.00% × 12.00%)]) = 102.50

Therefore, the final basket level is 102.50.

Step 2:  Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.23

First, calculate the basket return:

Basket return = (final basket level – initial basket level) / initial basket level = (102.50 – 100.00) / 100.00 = 2.50%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 300% × 2.50%) = $0.75

Because $10 plus the leveraged upside payment of $0.75 is less than the maximum payment at maturity, the payment at maturity is equal to $10.75 per PLUS, representing a 7.50% total return on the PLUS.

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PLUS Based on the Performance of a Basket of Two Indices and Four Exchange-Traded Funds due February 8, 2016
Performance Leveraged Upside Securities
Principal at Risk Securities

Example 3: The level of the basket decreases from an initial basket level of 100.00 to a final basket level of 71.00.

Basket Component	Hypothetical Initial Basket Component Value	Final Basket Component Value	Basket Component Return	Weighting
SPX Index	100.00	20.00	-80.00%	40.00%
SX5E Index	100.00	105.00	5.00%	12.00%
IWM Fund	$100.00	$105.00	5.00%	12.00%
DXJ Fund	$100.00	$105.00	5.00%	12.00%
XLK Fund	$100.00	$105.00	5.00%	12.00%
XLE Fund	$100.00	$105.00	5.00%	12.00%

Step 1: Calculate the final basket level based on the final basket component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-80.00% × 40.00%) + (5.00% × 12.00%) + (5.00% × 12.00%) + (5.00% × 12.00%) + (5.00% × 12.00%) + (5.00% × 12.00%)]) = 71.00

Therefore, the final basket level is 71.00.

Step 2:  Calculate the payment at maturity.

In this example, the hypothetical final basket component value of the SPX Index is less than its hypothetical initial basket component value, while the hypothetical final basket component values of the SX5E Index, the IWM Fund, the DXJ Fund, the XLK Fund and the XLE Fund are greater than their applicable hypothetical initial basket component values.

Because the basket is unequally weighted, increases in the lower weighted basket components will be offset by decreases in the higher weighted basket components.  In this example, the large decline in the SPX Index results in the hypothetical final basket level being less than 100.00 even though the other basket components increased.

Because the final basket level is less than the initial basket level, the payment at maturity is equal to $7.10 per PLUS, calculated as follows:

$10 × basket performance factor

= $10 × (final basket level / initial basket level)

= $10 × (71.00 / 100.00) = $7.10

The total return on the PLUS is -29.00%.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Risk Factors

An investment in the PLUS involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.  Investing in the PLUS is not equivalent to investing directly in the basket, any of the basket components or any of the securities composing or held by any basket component.  The following is a non-exhaustive list of certain key risk factors for investors in the PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement and in the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;

•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”;

•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;

•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than the Reference Asset.”

▪
The PLUS do not pay interest or guarantee return of principal.  The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the final basket level is less than the initial basket level, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS, and this decrease will be by an amount proportionate to the decrease in the final basket level from the initial basket level, and may be zero.  There is no minimum payment at maturity on the PLUS and, accordingly, you could lose your entire initial investment in the PLUS.

▪
The appreciation potential of the PLUS is limited by the maximum payment at maturity.  The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $11.23 per PLUS (at least 112.30% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 300% exposure to any increase in the final basket level as compared to the initial basket level, because the payment at maturity will be limited to at least 112.30% of the stated principal amount for the PLUS, any increase in the final basket level as compared to the initial basket level by more than 4.10% (in the case where the maximum payment at maturity is 112.30% of the stated principal amount) of the initial basket level will not further increase the return on the PLUS.

▪
Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the PLUS, and changes in the value of one or more of the basket components may offset each other.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components. Further, because the basket components are unequally weighted, increases in the values of the lower-weighted basket components may be offset by even small decreases in levels of the more heavily weighted basket components. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the PLUS during periods of negative performance of the basket components.

▪
Credit of issuer. The PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the PLUS, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the PLUS.

▪
The PLUS will not be listed on any securities exchange, and secondary trading may be limited.  There may be little or no secondary market for the PLUS.  We do not intend to list the PLUS on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.  Because other dealers are not likely to make a secondary market for the PLUS, the price, if any, at which you may be able to trade your PLUS is likely to depend on the

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Performance Leveraged Upside Securities
Principal at Risk Securities

price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the PLUS.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the PLUS.  Accordingly, you should be willing to hold your PLUS to maturity.

▪
Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the initial basket component values, the final basket component values and the final basket level, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final basket level in the event of a discontinuance of a basket component, may adversely affect the payment to you at maturity.

▪
Suitability of the PLUS for investment. You should reach a decision to invest in the PLUS only after carefully considering, with your advisors, the suitability of the PLUS in light of your investment objectives and the specific information set out in this document, the prospectus supplement, and the prospectus. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the PLUS for investment.

▪
The payment at maturity of the PLUS is not based on the value of the basket components or the level of the basket at any time other than at closing on the valuation date.  The payment at maturity is not based on the value of the basket components or the level of the basket at any time other than the closing level or closing price of each basket component, as applicable, on the valuation date and will be based solely on the final basket level as compared to the initial basket level.  Therefore, the payment at maturity, if any, that you will receive for your PLUS may be significantly less than if the payment at maturity were linked to the level of the basket at any time other than the valuation date.

▪
Investing in the PLUS is not equivalent to investing in any of the basket components or the securities composing or held by the basket components.  Investing in the PLUS is not equivalent to investing in any of the basket components or the securities composing or held by such basket components.  Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing or held by any of the basket components.

▪
The PLUS do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX5E Index.  The value of the PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX5E Index are denominated, although any currency fluctuations could affect the performance of the SX5E Index.  Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the PLUS, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪
There are risks associated with investments in securities, such as the PLUS, linked to the value of non-U.S. equity securities.  The PLUS are linked to the value of non-U.S. equity securities.  Investments in securities linked to the value of any non-U.S. equity securities, such as the securities composing the SX5E Index and the securities held by the DXJ Fund, respectively, involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪
The PLUS are subject to small-capitalization companies risk with respect to the IWM Fund.  The equity securities held by the IWM Fund are issued by companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the IWM Fund may be more volatile than an investment linked to an exchange-traded fund that holds equity securities issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets,

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Performance Leveraged Upside Securities
Principal at Risk Securities

fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
The currency hedge strategy employed by the DXJ Fund may not sufficiently reduce its exposure to currency fluctuations.  The value of the DXJ Fund is related to the U.S. dollar value of equity securities that trade in Japanese yen.  The DXJ Fund attempts to mitigate the impact of currency fluctuations on its performance by entering into forward currency contracts or futures contracts designed to offset its exposure to the Japanese yen.  The notional amount of forward contracts and futures contracts entered into by the DXJ Fund is based on the aggregate exposure of the DXJ Fund to the Japanese yen.  However, this approach may not eliminate the exposure of the DXJ Fund to the Japanese yen.  The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar.  As a result, the holders of the Notes are likely to be exposed to some currency exchange rate risk with respect to the Japanese yen.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currency hedge strategy employed by the DXJ Fund is able to mitigate currency fluctuations and the extent to which the Japanese yen strengthens or weakens against the U.S. dollar.  If the U.S. dollar strengthens against the Japanese yen, the price of the DXJ Fund could be adversely affected and the payment at maturity on the Notes could be reduced.

▪
The performance of the DXJ Fund will not likely benefit from the appreciation of the Japanese Yen relative to the U.S. Dollar.  The DXJ Fund’s currency hedge strategy will likely result in lower returns in the DXJ Fund than an equivalent unhedged investment in securities trading in Japanese yen when the Japanese yen is rising relative to the U.S. dollar.  Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have a positive impact on the DXJ Fund (as compared to returns of such an equivalent unhedged investment).

▪
The calculation agent has discretion to make antidilution adjustments.  For certain events affecting any fund basket component that the calculation agent determines to have a diluting or concentrating effect on the theoretical value of the shares of that fund basket component, the calculation agent may make adjustments to the terms of the PLUS.  However, the calculation agent is not required to make such adjustments in response to all events that could affect the fund basket components.  If an event occurs that does not require the calculation agent to make such adjustments, the value of the PLUS may be materially and adversely affected.  The calculation agent will make all determinations with respect to antidilution adjustments, including any determinations as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made.

▪
Certain features of exchange-traded funds will impact the value of the PLUS.  The performance of each fund basket component will not fully replicate the performance of the index such fund basket component seeks to track (each a “tracked index” and collectively the “tracked indices”).  Each fund basket component may not fully replicate its respective tracked index, and may hold securities not included in that tracked index.  The value of the fund basket components are subject to:

o	Management risk. This is the risk that the investment strategy for the fund basket components, the implementation of which is subject to a number of constraints, may not produce the intended results.

o
Derivatives risk.  The fund basket components may invest in stock index futures contracts and other derivatives.  A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index.  Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the fund basket components’ losses, and, as a consequence, the return on your PLUS may be less than if the fund basket components invested only in conventional securities.

▪
Adjustments to the fund basket components or to their tracked indices could adversely affect the value of the PLUS.  The investment adviser to a fund basket component seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund basket component’s respective tracked index.  Pursuant to its investment strategy or otherwise, an investment adviser may add, delete or substitute the components of a fund basket component.  Any of these actions could adversely affect the value of a fund basket component and, consequently, the value of the PLUS.

In addition, a publisher of a tracked index is responsible for calculating and maintaining that tracked index.  A tracked index publisher may add, delete or substitute the securities composing that tracked index or make other methodological changes required by certain corporate events relating to the securities composing that tracked index, such as stock dividends, stock

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Performance Leveraged Upside Securities
Principal at Risk Securities

splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of that tracked index.  A tracked index publisher may also discontinue or suspend calculation or publication of that tracked index at any time.  If this discontinuance or suspension occurs, following the termination of the related fund basket component, the calculation agent will have the sole discretion to substitute a successor fund basket component that is comparable to the discontinued fund basket component, or if the calculation agent determines that no successor fund basket component is available, to accelerate the maturity date of the PLUS.  Any of these actions could adversely affect the value of the fund basket components and, consequently, the value of the PLUS.

For a description of the actions that may be taken by the calculation agent in the event that a publisher of a tracked index discontinues or suspends calculation of that tracked index or an ETF issuing the fund basket components is liquidated or otherwise terminated, please see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in the prospectus supplement.

▪
Adjustments to an index basket component could adversely affect the value of the PLUS.  The publisher of an index basket component may discontinue or suspend calculation or publication of such index basket component at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index basket component and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket components and the level of the basket and, as a result, could decrease the amount an investor may receive on the PLUS at maturity.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket components values and, therefore, the price and/or level at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
The market price of the PLUS will be influenced by many unpredictable factors.  Several factors will influence the value of the PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the PLUS in the secondary market.  Although we expect that generally the values of the basket components on any day will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the basket component and the securities composing or held by the basket components;

o	the correlation (or lack of correlation) in value movements among the basket components;

o	dividend rates on the securities composing or held by the basket components;

o	interest and yield rates in the market;

o	time remaining until the PLUS mature;

o	supply and demand for the PLUS;

o	exchange rates of the U.S. dollar relative to the currencies in which the securities composing the SX5E Index or the securities held by the DXJ Fund trade;

o
geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the or held by any basket component and that may affect the final basket level; and

o	any actual or anticipated changes to our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Basket Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪
The estimated value of your PLUS is expected to be lower than the initial issue price of your PLUS.  The estimated value of your PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your PLUS.  The difference between the initial issue price of your PLUS and the estimated value of the PLUS is expected as

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Performance Leveraged Upside Securities
Principal at Risk Securities

a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

▪
The estimated value of your PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪
The estimated value of the PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of PLUS in the secondary market.  As a result, the secondary market price of your PLUS may be materially different from the estimated value of the PLUS determined by reference to our internal pricing models.

▪
The estimated value of your PLUS is not a prediction of the prices at which you may sell your PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your PLUS and may be lower than the estimated value of your PLUS. The estimated value of the PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the PLUS.  Further, as secondary market prices of your PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the PLUS, secondary market prices of your PLUS will likely be lower than the initial issue price of your PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The temporary price at which we may initially buy the PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market (if Barclays Capital Inc. makes a market in the PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the PLUS on the pricing date, as well as the secondary market value of the PLUS, for a temporary period after the initial issue date of the PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your PLUS.

▪
We and our affiliates may engage in various activities or make determinations that could materially affect your PLUS in various ways and create conflicts of interest.  We and our affiliates establish the offering price of the PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the PLUS and such compensation or financial benefit may serve as an incentive to sell these PLUS instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the PLUS. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products.

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Performance Leveraged Upside Securities
Principal at Risk Securities

These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the PLUS. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the PLUS into account in conducting these activities.

▪
The U.S. federal income tax consequences of an investment in the PLUS are uncertain.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the PLUS are uncertain, and the IRS or a court might not agree with the treatment of the PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the PLUS, the tax consequences of ownership and disposition of the PLUS could be materially and adversely affected.

Even if the treatment of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS.  Our special tax counsel has not expressed an opinion with respect to whether the “constructive ownership” rules apply to the PLUS.

In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the PLUS (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Basket Overview

The basket is an unequally weighted basket composed of two indices and four exchange-traded funds.

Basket component information as of December 9, 2014
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago (12/10/2013)	52 Week High	52 Week Low	Weighting
S&P 500® Index	SPX	2,059.82	1,802.62	2,075.37	1,741.59	40%
EURO STOXX 50® Index	SX5E	3,162.77	2,960.86	3,314.80	2,874.65	12%
iShares® Russell 2000 ETF	IWM	$118.17	$111.43	$120.02	$104.32	12%
WisdomTree Japan Hedged Equity Fund	DXJ	$56.23	$49.88	$57.53	$44.84	12%
Technology Select Sector SPDR® Fund	XLK	$41.86	$32.18	$42.49	$34.09	12%
Energy Select Sector SPDR®	XLE	$77.87	$86.27	$101.29	$77.03	12%

The following graph is calculated to show the performance of the basket during the period from January 2, 2008 through December 9, 2014 assuming the basket components are weighted as set forth above and that the initial basket level was 100 on January 2, 2008, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage factor or the maximum payment at maturity on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS.  You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the price of any basket component will be offset by decreases in the prices of the other basket components.  The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The following graphs show the performance of each of the basket components during the period from January 2, 2008 through December 9, 2014.  The related tables set forth the published high and low, as well as end-of-quarter, closing levels or closing prices for each respective basket component, as applicable, for the same period.  The current basket component values on December 9, 2014 for each basket component are set forth in the table above under the column “Current Basket Component Value.” We obtained the information in the tables and graphs from Bloomberg, without independent verification.  The historical values and historical performance of the basket components should not be taken as an indication of future performance.  We cannot give you any assurance that the basket will appreciate over the term of the PLUS or that you will not suffer a loss on your initial investment in the PLUS.

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Performance Leveraged Upside Securities
Principal at Risk Securities

S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

S&P 500® Index	High	Low	Period End
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter (through December 9, 2014)	2,075.37	1,862.49	2,059.82

January 2015	Page 18

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Performance Leveraged Upside Securities
Principal at Risk Securities

Closing Levels of the S&P 500® Index January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

January 2015	Page 19

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Performance Leveraged Upside Securities
Principal at Risk Securities

EURO STOXX 50® Index

The SX5E Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The SX5E Index provides a blue-chip representation of supersector leaders in the Eurozone. The SX5E Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more information about the SX5E Index, see “Non-Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter (through December 9, 2014)	3,277.38	2,874.65	3,162.77

January 2015	Page 20

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Performance Leveraged Upside Securities
Principal at Risk Securities

Closing Levels of the EURO STOXX 50® Index January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

January 2015	Page 21

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Performance Leveraged Upside Securities
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The iShares® Russell 2000 ETF

The IWM Fund seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. For more information about the IWM Fund, see “Annex A—The iShares® Russell 2000 ETF” below.

The iShares® Russell 2000 ETF	High	Low	Period End
2008
First Quarter	$75.16	$64.50	$68.29
Second Quarter	$76.20	$68.53	$69.05
Third Quarter	$75.30	$65.05	$68.00
Fourth Quarter	$67.02	$38.53	$49.24
2009
First Quarter	$51.25	$34.39	$42.05
Second Quarter	$53.20	$42.78	$51.08
Third Quarter	$62.02	$47.87	$60.24
Fourth Quarter	$63.36	$56.22	$62.44
2010
First Quarter	$69.23	$58.68	$67.80
Second Quarter	$74.13	$61.12	$61.12
Third Quarter	$67.67	$59.04	$67.50
Fourth Quarter	$79.20	$66.94	$78.24
2011
First Quarter	$84.17	$77.19	$84.17
Second Quarter	$86.39	$77.78	$82.80
Third Quarter	$85.65	$64.30	$64.30
Fourth Quarter	$76.42	$60.99	$73.75
2012
First Quarter	$84.40	$74.56	$82.81
Second Quarter	$83.83	$73.65	$79.56
Third Quarter	$86.40	$76.65	$83.44
Fourth Quarter	$84.66	$76.84	$84.32
2013
First Quarter	$94.80	$86.60	$94.43
Second Quarter	$99.51	$89.58	$97.00
Third Quarter	$107.09	$98.08	$106.61
Fourth Quarter	$115.36	$103.64	$115.36
2014
First Quarter	$119.83	$108.65	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter (through December 9, 2014)	$118.45	$104.32	$118.17

January 2015	Page 22

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Performance Leveraged Upside Securities
Principal at Risk Securities

Closing Prices of the iShares® Russell 2000 ETF January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

January 2015	Page 23

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Performance Leveraged Upside Securities
Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund

The DXJ Fund seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index.  The DXJ Fund’s tracked index is designed to provide exposure to certain dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar.  For more information about the DXJ Fund, see “Annex B—WisdomTree Japan Hedged Equity Fund” below.

WisdomTree Japan Hedged Equity Fund (in U.S. dollars)	High	Low	Period End
2008
First Quarter	$50.81	$46.12	$48.54
Second Quarter	$53.18	$47.72	$49.09
Third Quarter	$48.70	$40.38	$42.35
Fourth Quarter	$42.15	$31.32	$38.73
2009
First Quarter	$39.77	$28.76	$32.78
Second Quarter	$38.92	$33.10	$38.16
Third Quarter	$41.63	$37.15	$40.60
Fourth Quarter	$40.61	$37.35	$39.73
2010
First Quarter	$42.74	$39.90	$42.24
Second Quarter	$42.88	$35.57	$35.64
Third Quarter	$37.19	$34.73	$36.02
Fourth Quarter	$38.74	$34.55	$38.10
2011
First Quarter	$41.21	$33.50	$36.87
Second Quarter	$37.23	$34.39	$36.14
Third Quarter	$37.06	$31.56	$32.52
Fourth Quarter	$33.06	$30.49	$31.34
2012
First Quarter	$37.02	$31.40	$36.90
Second Quarter	$36.71	$30.08	$33.18
Third Quarter	$33.42	$30.34	$31.62
Fourth Quarter	$36.49	$30.77	$36.35
2013
First Quarter	$44.23	$36.66	$43.19
Second Quarter	$52.91	$40.82	$45.61
Third Quarter	$49.48	$43.83	$47.93
Fourth Quarter	$50.65	$45.31	$50.65
2014
First Quarter	$50.43	$45.07	$47.34
Second Quarter	$50.60	$44.84	$49.36
Third Quarter	$52.87	$48.48	$52.32
Fourth Quarter (through December 9, 2014)	$57.53	$46.84	$56.23

January 2015	Page 24

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Performance Leveraged Upside Securities
Principal at Risk Securities

Closing Prices of the WisdomTree Japan Hedged Equity Fund January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Technology Select Sector SPDR® Fund

The XLK Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index. For more information about the XLK Fund, see “Annex C—The Select Sector SPDR® Funds” below.

Technology Select Sector SPDR® Fund	High	Low	Period End
2008
First Quarter	$26.16	$21.78	$22.40
Second Quarter	$25.50	$22.50	$22.91
Third Quarter	$23.73	$19.00	$19.85
Fourth Quarter	$19.67	$13.19	$15.22
2009
First Quarter	$16.31	$13.22	$15.62
Second Quarter	$18.43	$16.06	$18.21
Third Quarter	$20.92	$17.34	$20.87
Fourth Quarter	$23.13	$20.25	$23.13
2010
First Quarter	$23.27	$20.86	$23.10
Second Quarter	$24.08	$20.40	$20.40
Third Quarter	$23.16	$20.29	$23.02
Fourth Quarter	$25.28	$22.84	$25.22
2011
First Quarter	$27.04	$24.68	$26.06
Second Quarter	$26.83	$24.45	$25.70
Third Quarter	$26.77	$22.52	$23.60
Fourth Quarter	$26.51	$23.07	$25.45
2012
First Quarter	$30.43	$25.81	$30.16
Second Quarter	$30.48	$27.20	$28.73
Third Quarter	$31.66	$27.90	$30.83
Fourth Quarter	$31.05	$27.62	$28.36
2013
First Quarter	$30.45	$29.21	$30.27
Second Quarter	$32.20	$29.31	$30.59
Third Quarter	$32.81	$30.75	$32.04
Fourth Quarter	$35.61	$31.53	$35.51
2014
First Quarter	$36.65	$34.09	$36.35
Second Quarter	$38.42	$35.20	$38.35
Third Quarter	$40.60	$38.42	$39.90
Fourth Quarter (through December 9, 2014)	$42.49	$37.21	$41.68

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Closing Prices of the Technology Select Sector SPDR® Fund January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Energy Select Sector SPDR® Fund

The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index.  For more information about the XLE Fund, see “Annex C—The Select Sector SPDR® Funds” below.

Energy Select Sector SPDR® Fund	High	Low	Period End
2008
First Quarter	$80.44	$66.95	$74.06
Second Quarter	$90.39	$75.45	$88.48
Third Quarter	$88.85	$59.65	$63.30
Fourth Quarter	$62.26	$39.96	$47.77
2009
First Quarter	$51.89	$38.12	$42.46
Second Quarter	$54.03	$43.36	$48.05
Third Quarter	$55.89	$44.52	$53.92
Fourth Quarter	$59.76	$51.97	$57.01
2010
First Quarter	$60.30	$53.74	$57.52
Second Quarter	$62.09	$49.68	$49.68
Third Quarter	$56.31	$49.38	$56.06
Fourth Quarter	$68.25	$56.10	$68.25
2011
First Quarter	$80.01	$67.79	$79.75
Second Quarter	$80.48	$70.93	$75.35
Third Quarter	$79.73	$58.51	$58.51
Fourth Quarter	$73.04	$56.52	$69.13
2012
First Quarter	$76.23	$69.44	$71.75
Second Quarter	$72.45	$61.99	$66.37
Third Quarter	$76.57	$64.96	$73.44
Fourth Quarter	$75.02	$68.56	$71.42
2013
First Quarter	$80.02	$72.86	$79.31
Second Quarter	$83.28	$74.08	$78.30
Third Quarter	$85.33	$78.86	$82.91
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter (through December 9, 2014)	$88.77	$77.03	$77.87

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Closing Prices of the Energy Select Sector SPDR® Fund January 2, 2008 through December 9, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Performance Leveraged Upside Securities
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Additional Information about the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes — Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of valuation date:
The valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent may adjust any variable described in this document, including but not limited to the maturity date, the valuation date, any basket component, the initial basket component values and the final basket component values (and any combination thereof) as described in the following sections of the accompanying prospectus supplement:

•      For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities,” “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•      For a description of adjustments that may affect the basket components or the basket as a whole and events that may result in the acceleration of the maturity date, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices,” “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

Minimum ticketing size:	$1,000 / 100 PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier.   Assuming this treatment is respected, subject to the possible application of the constructive ownership rules, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the original issue price.  Even assuming this treatment is respected, because of the inclusion of the fund basket

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components as underliers, the PLUS could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS.  Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS.  Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the PLUS described above, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders—Additional Tax Consideration

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the PLUS.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the PLUS.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the PLUS by taking positions in the basket components and the securities composing or held by the basket components, futures and options contracts on the basket components and the securities composing or held by the basket components and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the value of the basket components, the market value of the PLUS or any amounts payable on your PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.

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Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the PLUS.  We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.175 for each PLUS they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each PLUS.

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Annex A – The iShares® Russell 2000 ETF

We have derived all information contained in this document regarding the iShares® Russell 2000 ETF from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® Russell 2000 ETF is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the iShares® Russell 2000 ETF. The iShares® Russell 2000 ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IWM.”

iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iShares® Russell 2000 ETF, please see the iShares® Russell 2000 ETF’s prospectus.  In addition, information about iShares® Trust and the iShares® Russell 2000 ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this document.

Investment Objective and Strategy

The iShares® Russell 2000 ETF seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. For more information about the Russell 2000® Index, please see “Reference Assets—Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

As of December 10, 2014, the iShares® Russell 2000 ETF’s three largest holdings were Isis Pharmaceuticals, Inc., Puma Biotechnology, Inc. and Brunswick Corp.; and its three largest sectors as of that date were financial services, technology and health care.

The iShares® Russell 2000 ETF uses a representative sampling indexing strategy (as described below under “Representative Sampling”) to try to track the Russell 2000® Index. The iShares® Russell 2000 ETF generally invests at least 90% of its assets in the securities of the Russell 2000® Index and in depositary receipts representing securities of the Russell 2000® Index. In addition, the iShares® Russell 2000 ETF may invest the remainder of its assets in securities not included in the Russell 2000® Index, but which BFA believes will help the iShares® Russell 2000 ETF track the Russell 2000® Index, and in futures contracts, options on futures contracts, other types of options and swaps related to the Russell 2000®, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

The iShares® Russell 2000 ETF pursues a “representative sampling” indexing strategy in attempting to track the performance of the Russell 2000® Index. The iShares® Russell 2000 ETF invests in a representative sample of securities that collectively has an investment profile similar to that of the Russell 2000® Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000® Index. The iShares® Russell 2000 ETF may or may not hold all of the securities that are included in the Russell 2000® Index.

Correlation

The Russell 2000® Index is a theoretical financial calculation, while the iShares® Russell 2000 ETF is an actual investment portfolio. The performance of the iShares® Russell 2000 ETF and the Russell 2000® Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® Russell 2000 ETF’s portfolio and the Russell 2000® Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® Russell 2000 ETF but not to the Russell

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2000® Index or to the use of representative sampling.  “Tracking error” is the divergence of the performance (return) of a fund’s portfolio from that of its underlying index.  BFA expects that, over time, the iShares® Russell 2000 ETF’s tracking error will not exceed 5%.  Because the iShares® Russell 2000 ETF uses a representative sampling indexing strategy, it can be expected to have a greater tracking error than if it used a replication indexing strategy.  “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The iShares® Russell 2000 ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 2000® Index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Disclaimer

iShares® and BlackRock® are registered trademarks of Blackrock. BlackRock has licensed certain trademarks and trade names of BlackRock to Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BlackRock has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

Holdings Information

The following tables summarize the iShares® Russell 2000 ETF’s top holdings in individual securities and by sector as of December 10, 2014.

Top holdings in individual securities as of December 10, 2014

Security	Percentage of Total Holdings
Isis Pharmaceuticals, Inc.	0.42%
Puma Biotechnology, Inc.	0.27%
Brunswick Corp.	0.27%
RF Micro Devices, Inc.	0.26%
TriQuint Semiconductor, Inc.	0.26%
RLJ Lodging Trust Reit	0.26%
Graphic Packaging Holding Company	0.25%
Lasalle Hotel Properties	0.25%
Dexcom Inc.	0.24%
Ultimate Software Group Inc.	0.24%

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Top holdings by sector as of December 10, 2014

Sector	Percentage of Total Holdings
Financials	24.30%
Information Technology	18.24%
Health Care	14.66%
Industrials	13.68%
Consumer Discretionary	13.57%
Materials	4.54%
Utilities	3.53%
Energy	3.33%
Consumer Staples	3.27%
Telecommunications	0.75%

The information above was compiled from the iShares® website, without independent verification. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or the relevant terms supplement.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Annex B – WisdomTree Japan Hedged Equity Fund

We have derived all information contained in this document regarding the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”) from the DXJ Fund’s prospectus, and other publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, the WisdomTree Trust and WisdomTree Asset Management, Inc. (“WisdomTree”).  The DXJ Fund is an investment portfolio managed by WisdomTree, the investment advisor to the DXJ Fund and by Mellon Capital Management Corporation (“Mellon Capital”), the sub-advisor to the DXJ Fund.  The DXJ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DXJ.”

The WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the SEC by the WisdomTree Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the WisdomTree Trust, WisdomTree, Mellon Capital and the DXJ Fund, please see the DXJ Fund’s prospectus.  In addition, information about the DXJ Fund, WisdomTree and Mellon Capital may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the DXJ Fund’s website at http://www.wisdomtree.com/etfs.  Information contained in the DXJ Fund’s website is not incorporated by reference in, and should not be considered a part of, this document.

Investment Objective and Strategy

The DXJ Fund seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index (the “share underlying index”).  The share underlying index is designed to provide exposure to certain dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar through exposures to the 1-month forward currency exchange rate between the Japanese yen and the U.S. dollar.  See “The WisdomTree Japan Hedged Equity Index” below for more information about the share underlying index.

The DXJ Fund employs a “passive management” — or indexing — investment approach designed to track the performance of the share underlying index.  The DXJ Fund attempts to invest all, or substantially all, of its assets in the component securities that make up the share underlying index.  The DXJ Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of the component securities in the share underlying index whose risk, return and other characteristics closely resemble the risk, return and other characteristics of the share underlying index as a whole.  Under normal circumstances, at least 95% of the DXJ Fund’s total assets (exclusive of collateral held from securities lending) will be invested in the component securities of the share underlying index.  To the extent the share underlying index concentrates (i.e., holds 25% or more of its total assets) in the securities of a particular industry or group of industries, the DXJ Fund will concentrate its investments to approximately the same extent.

As of December 10, 2014, the DXJ Fund held securities of Japanese companies in the following industry sectors: Consumer Discretionary (25.47%), Industrials (21.60%), Information Technology (14.83%), Financials (11.10%), Materials (10.38%), Consumer Staples (8.34%) and Health Care (7.88%). The DXJ Fund also may invest its assets in cash and cash equivalents, as well as in shares of other investment companies, forward contracts, futures contracts, options on futures contracts, options and swaps.

Currency exposure

To mitigate the currency risk resulting from the DXJ Fund’s exposure to the Japanese yen, the DXJ Fund may enter into forward currency contracts or futures contracts.  The amount of forward contracts and futures contracts in the DXJ Fund is based on the aggregate exposure of the DXJ Fund to the Japanese yen.  This currency mitigation approach may not offset the actual fluctuations between the Japanese yen and the U.S. dollar and as a result, may not eliminate the currency risk resulting from the DXJ Fund’s exposure to the Japanese yen.  A decline in the value of the Japanese yen relative to the U.S. dollar could result in a decline in the value of the DXJ Fund and, therefore, could result in a loss in your investment in the Notes.

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Performance Leveraged Upside Securities
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The WisdomTree Japan Hedged Equity Index

We have derived all information contained in this document regarding the share underlying index from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, Wisdom Tree Investments, Inc. (“WTI”).

The share underlying index is a stock index calculated, published and disseminated by WTI, and is designed to provide exposure to a segment of the Japanese equity markets while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar.  The share underlying index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan.  By excluding companies that derive 80% or more of their revenue from Japan, the share underlying index is concentrated on dividend-paying companies with a more significant non-Japan revenue base.  The companies included in the share underlying index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased.  The share underlying index is a currency hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the share underlying index is identical to the selection and weighting methodology used for the WJD Index.

Selection Criteria

To be eligible for inclusion in the share underlying index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the share underlying index; (ii) market capitalization of at least $100 million as of the rebalance of the share underlying index; (iii) average daily dollar volume of at least $100,000 for the three months preceding the rebalance of the share underlying index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the share underlying index.

Companies are weighted in the share underlying index based on annual cash dividends paid.  At the time of the annual rebalance of the share underlying index, the maximum weight of any single security in the share underlying index is capped at 5% and the maximum weight of any one sector in the share underlying index is capped at 25%.  In response to market conditions, security and sector weights may fluctuate above the specified cap between annual rebalance of the share underlying index dates.  WTI, as index provider, currently uses Standard & Poor’s Global Industry Classification Standards (“S&P GICS”) to define companies in each sector.  The following sectors are included in the share underlying index: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, telecommunication services, and utilities.  A sector is comprised of multiple industries. For example, the energy sector is comprised of companies in, among others, the natural gas, oil and petroleum industries.

Index Calculation

The share underlying index is a currency hedged version of the WJD Index.  The index values of the WJD Index are calculated by aggregating the sum of the product of number of stocks in the share underlying index for a component company, the price of such stock and the cross rate of the Japanese yen against the U.S. dollar.  This value is then adjusted by a divisor.  By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions.

The WJD Index is calculated whenever the New York Stock Exchange is open for trading.  If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes.  If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the WJD Index.  Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The share underlying index is a currency hedged version of the WJD Index, and the share underlying index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

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Performance Leveraged Upside Securities
Principal at Risk Securities

The share underlying index is calculated on a daily basis and it uses to a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations.  The precise calculation for the daily hedged currency index is as follows:

Where:
•	Forward Rate = WM/Reuters 1-month forward rate in non-U.S. currency per U.S. dollar
•	Spot Rate = Spot Rate in non-U.S. currency per U.S. dollar.
•	For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is the last day of month m-1.
•	D = total number of days in month m

Weighting

The share underlying index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index.  The initial weight of a component in the share underlying index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”).  Special dividends are not included in the computation of weights of the share underlying index.  The Cash Dividend Factor is calculated for every component in the share underlying index and then summed.  The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that share underlying index.  The International Weighting Date is the date on which component weights are set and it occurs immediately after the close of trading on the third Wednesday of June.  New component weights take effect before the opening of trading on the first Monday following the third Friday of June (the “International Reconstitution Date”).

The weighting of the share underlying index will be modified in the event of the following weighting modification events:

(i)
The maximum weight of any individual component security is capped at 5% on the annual rebalance prior to the introduction of sector caps.  The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

(ii)	Where a sector achieves a weight that is greater than or equal to 25% of the share underlying index, weight of companies will be proportionally reduced to 25% as of the annual screening date.
(iii)
Where the collective weight of the component securities of the share underlying index whose individual current weights are greater than or equal to 5.0% of the share underlying index is greater than or equal to 50.0% of the share underlying index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the share underlying index at the close of the current calendar quarter.  All other components in the share underlying index will also be rebalanced to reflect their relative weights before the adjustment.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the calculation of the index value of the share underlying index.  However, special dividends that are not reinvested in the share underlying index require index divisor adjustments.

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Performance Leveraged Upside Securities
Principal at Risk Securities

Maintenance of the Share Underlying Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions.  Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the number of stocks of such constituent included in the share underlying index and the stock prices of the component companies in the share underlying index.  Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the share underlying index or in the stock prices of the component companies in the share underlying index.  Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments.  Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions.  Whenever possible, changes to the components of the share underlying index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments

Changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the share underlying index.  Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date.  In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter.  For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

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Performance Leveraged Upside Securities
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Annex C – The Select Sector SPDR® Funds

We have derived all information contained in this document regarding the Technology Select Sector SPDR® Fund and the Energy Select Sector SPDR® Fund (each a “Select Sector SPDR Fund,” and together the “Select Sector SPDR Funds”) from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”).  The Select Sector SPDR Funds are investment portfolios managed by SSgA FM, the investment adviser to the Select Sector SPDR Funds.

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolio, including the Select Sector SPDR Funds.  Each Select Sector SPDR Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index (as defined below).  The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index.  The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500® Index.  The investment objective of each Select Sector SPDR Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.  For additional information regarding the Select Sector Trust or the Select Sector SPDR Funds, please see the Select Sector SPDR Funds’ prospectus.  In addition, information about the Select Sector Trust, SSgA FM and the Select Sector SPDR Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com.  Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this document.

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index.  For more information about the Technology Select Sector Index, please see “The Select Sector Indices” below.

The Technology Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “XLK.”

Holdings Information

As of December 10, 2014, the Technology Select Sector SPDR® Fund included 73 securities. The following table summarizes the Technology Select Sector SPDR® Fund’s top holdings in individual securities as of that date.

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Top Holdings in Individual Securities as of December 10, 2014

Security	Percentage of Total Holdings
Apple Inc.	16.76%
Microsoft Corporation	9.66%
Verizon Communications Inc.	4.81%
AT&T Inc.	4.21%
Facebook, Inc. Class A	3.97%
Intel Corporation	3.84%
Google Inc. Class A	3.75%
Google Inc. Class C	3.74%
International Business Machines Corporation	3.72%
Cisco Systems Inc.	3.43%

The information above was compiled from the Select Sector Trust website, without independent verification.  Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index.  For more information about the Energy Select Sector Index, please see “The Select Sector Indices” below.

The Energy Select Sector SPDR® Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “XLE.”

Holdings Information

As of December 10, 2014, the Energy Select Sector SPDR® Fund included 46 securities. The following table summarizes the Energy Select Sector SPDR® Fund’s top holdings in individual securities as of that date.

Top Holdings in Individual Securities as of December 10, 2014

Security	Percentage of Total Holdings
Exxon Mobil Corporation	16.83%
Chevron Corporation	13.41%
Schlumberger NV	7.42%
Kinder Morgan Inc. Class P	4.42%
EOG Resources Inc.	3.82%
ConocoPhillips	3.81%
Occidental Petroleum Corporation	3.37%
Anadarko Petroleum Corporation	2.94%
Pioneer Natural Resources Company	2.81%
Williams Companies Inc.	2.80%

The information above was compiled from the Select Sector Trust website, without independent verification.  Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this underlying supplement.

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Investment Strategy — Replication

Each Select Sector SPDR Fund employs a replication strategy in seeking to track the performance of the relevant Select Sector Index.  This means that the each Select Sector SPDR Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as the relevant Select Sector Index.  SSgA FM may sell securities that are represented in the relevant Select Sector Index, or purchase securities that are not yet represented in the relevant Select Sector Index, in anticipation of their removal from or addition to the relevant Select Sector Index.  Further, SSgA FM may choose to overweight securities in the relevant Select Sector Index, purchase or sell securities not in the relevant Select Sector Index or utilize various combinations of other available techniques in seeking to track the relevant Select Sector Index.  Under normal market conditions, each Select Sector SPDR Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the relevant Select Sector Index. In addition, each Select Sector SPDR Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM). Swaps, options and futures contracts, convertible securities and structured notes may be used by each Select Sector SPDR Fund in seeking performance that corresponds to the relevant Select Sector Index and in managing cash flows.  SSgA FM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the relevant Select Sector Index to be reflected in the portfolio composition of the relevant Select Sector SPDR Fund. The Board of Trustees of the Select Sector Trust may change each Select Sector SPDR Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that SSgA FM will use quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics.  These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

Each Select Sector Index is a theoretical financial calculation, while each Select Sector SPDR Fund is an actual investment portfolio.  The performance of each Select Sector SPDR Fund’s return may not match or achieve a high degree of correlation with the return of the relevant Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Disclaimer

The Notes are not sponsored, endorsed, sold or promoted by Select Sector Trust or SSgA FM.  Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

The Select Sector Indices

We have derived all information contained in this document regarding the Technology Select Sector Index and the Energy Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, without independent verification.  This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC or BofA Merrill Lynch Research, as index compilation agent (the “Index Compilation Agent”).  For further information about the S&P 500® Index, please see ““Reference Assets—Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

In July 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, formed a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the Select Sector Indices.

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Principal at Risk Securities

The constituents included in the Select Sector Indices are selected by the Index Compilation Agent in consultation with S&P Dow Jones Indices LLC from the universe of companies represented by the S&P 500® Index.  The composition and weighting of the components included in the Select Sector Indices can be expected to differ from the composition and weighting of components included in any similar S&P 500® sector index that is published and disseminated by S&P Dow Jones Indices LLC.  S&P Dow Jones Indices LLC acts as the index calculation agent in connection with the calculation and dissemination of the Select Sector Indices.  S&P Dow Jones Indices LLC’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P Dow Jones Indices LLC without regard to the Index Compilation Agent.

The Technology Select Sector Index

The Technology Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of technology products, which include products developed by defense manufacturers, telecommunications equipment, microcomputer components, integrated computer circuits and process monitoring systems.  The Technology Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

As of December 10, 2014, the Technology Select Sector Index had a 22.06% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

The Energy Select Sector Index

The Energy Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products.  Companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy related services; as well as airlines, marine, road and roil and transportation infrastructure companies. The Energy Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

As of December 10, 2014, the Energy Select Sector Index had a 8.12% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

Construction and Maintenance

The Select Sector Indices are developed, maintained and calculated  in accordance with the following criteria:

•	Each of the component stocks in the Select Sector Indices (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.

•
The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index.  The Index Compilation Agent, after consultation with S&P Dow Jones Indices LLC, assigns a particular company’s stock to a Select Sector Index based on that company’s classification under the Global Industry Classification Standard (GICS).

•
The Select Sector Indices are calculated using the same methodology utilized by S&P Dow Jones Indices LLC in calculating the S&P 500® Index.  See “Equity Index Descriptions — The S&P 500® Index” in this underlying supplement.  The daily calculation of a Select Sector Index is computed by dividing the total market value of the companies in that Select Sector Index by a number called the index divisor.

•
The Select Sector Indices are calculated by S&P Dow Jones Indices LLC using a modified “market capitalization” methodology subject to a capping methodology that implements Internal Revenue Code diversification requirements that are applicable to exchange-traded funds. For reweighting purposes, the

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Performance Leveraged Upside Securities
Principal at Risk Securities

Select Sector Indices are rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures:

1.	The rebalancing reference date is two business days prior to the last calculation day of March, June, September and December.

2.
With prices reflected on the rebalancing reference date, and membership, shares outstanding, and other metrics as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as described below.

3.
The Select Sector Indices are first evaluated based on their companies’ modified market capitalization weights to ensure none of the Select Sector Indices breach the maximum allowable limits defined in paragraphs 4 and 7 below. If a Select Sector Index breaches any of the allowable limits, the companies are reweighted based on their float-adjusted market capitalization weights calculated using the prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date.

4.
If any company has a weight greater than 24%, that company has its float-adjusted market capitalization weight capped at 23%. The cap is set to 23% to allow for a 2% buffer. This buffer is needed to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

5.	All excess weight is equally redistributed to all uncapped companies within the relevant Select Sector Capped Index.

6.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

7.	The sum of the companies with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

8.
If the rule in paragraph 7 is breached, all the companies are ranked in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. The weight of this company is, then, reduced to 4.6%.

9.	This excess weight is equally redistributed to all companies with weights below 4.6%. This process is repeated iteratively until paragraph 7 is satisfied.

10.
Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

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